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                                                              Exhibit 99.(a)(4)

Exhibit (a)(4)

[Form of Election Confirmation when an election is made to retain an option grant]

STOCK OPTION EXCHANGE PROGRAM

[links to Home, Webcast, Offer Document, Election Form, Q&A, Email & Question and Glossary sections of the website]

ELECTION CONFIRMATION

Thank you for using the electronic Stock Option Exchange Program Election Form. This is what you have submitted. Please print this form for your records.

You have elected to KEEP the following Option Grants and not to exchange them for a Replacement Option as more fully described in the Offer to Exchange:

Grant ID Number:
Grant Date:
Exercise Price:
Outstanding Shares:

If you have made a mistake:

         o    Click the Back button on your browser

         o    Change your elections

         o    Click the Submit button again

If you have any questions, please contact OPTIONEXCHANGE@BROADVISION.COM.

[links to Home, Webcast, Offer Document, Election Form, Q&A, Email & Question and Glossary sections of the website]